Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

DaVita Inc.:

We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864, No. 333-1620, No. 333 -34693, No. 333-34695, No. 333-46887, No. 333-75361, No. 333-56149, No. 333-30734, No. 333-30736, No. 333-63158, No. 333-42653, No. 333-86550 and No. 333-86556) and Form S-3 (No. 333-69227) of DaVita Inc. of our reports dated February 25, 2005, with respect to the consolidated balance sheets of DaVita Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of DaVita Inc.

/s/ KPMG LLP

Seattle, Washington

February 25, 2005